UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2013 (June 27, 2013)
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AMERICAN CAPITAL AGENCY CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A (the "Amendment") is being filed as an amendment to the Current Report on Form 8-K filed by American Capital Agency Corp. (the "Company") with the Securities and Exchange Commission on May 3, 2013 (the "Original Filing") and amended on June 5, 2013 (collectively with the Original Filing, the "Prior Filings"). The purpose of this Amendment is to disclose that the Board of Directors of the Company withdrew the remaining proposal (regarding a proposed amendment to the Company's certificate of incorporation) from consideration at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  As disclosed in the Prior Filings, the Annual Meeting with respect to such proposal was adjourned until May 30, 2013 and further adjourned until June 28, 2013. The final voting results for the other proposals submitted to a vote of stockholders at the Annual Meeting held on April 30, 2013 were disclosed in the Original Filing. No other changes have been made to the Prior Filings.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 27, 2013, the Board of Directors of the Company withdrew the proposal to amend the Company's certificate of incorporation to increase the number of authorized shares of preferred stock from 10,000,000 to 20,000,000 shares from consideration at the Annual Meeting.
The record date for the Annual Meeting was March 8, 2013. As of the record date, a total of 396,451,470 shares of the Company's common stock, par value $0.01 per share (“Common Stock”), were entitled to vote on proposals at the Annual Meeting. The withdrawn proposal required the affirmative vote of the holders of a majority of all shares of Common Stock outstanding as of the record date to pass, or 198,225,736 shares. Prior to the withdrawal of the proposal, the Company had received 188,886,081 votes for the proposal, 17,745,425 votes against the proposal, 8,824,979 votes abstaining and 127,141,095 broker non-votes, representing 47.64%, 4.48%, 2.23% and 32.07%, respectively, of all shares of Common Stock outstanding as of the record date.  87.66% of the votes received were voted in favor of the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL AGENCY CORP.

Dated: June 27, 2013	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax
Executive Vice President and Secretary